Exhibit 99.1
                                                                    ------------

[PARAGON LETTERHEAD]                                                        News




FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Len Yurkovic, President and CEO
                      610-252-3205
                      610-252-3102 (Fax)
                      www.paragontechnologiesinc.com



                   PARAGON TECHNOLOGIES REPORTS FOURTH QUARTER
            AND YEAR-END RESULTS TOGETHER WITH IMPROVED BALANCE SHEET
                         AND STRONGER BACKLOG OF ORDERS
                                    - - - - -

EASTON, PA -- March 17, 2004 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling solutions, including systems, technologies, products and services, today announced results for the fourth quarter and year ended December 31, 2003.

Fourth Quarter Results
----------------------
Sales for the fourth quarter of 2003 were approximately $9.0 million compared to sales of approximately $8.6 million in the fourth quarter of 2002. Net loss for the fourth quarter of 2003 was $(256,000) or $(.06) basic loss per share, compared to net earnings of $599,000 or $.14 basic earnings per share in the fourth quarter of 2002. Primarily excluding settlement and legal costs and severance charges, net of the restructuring credit, the Company posted net earnings of $196,000 or $.05 basic earnings per share. Primarily excluding the restructuring credit from the settlement of pension obligations, the fourth quarter 2002 net loss was $(36,000) or $(.01) basic loss per share. Earnings before interest, taxes, depreciation, and amortization ("EBITDA") for the fourth quarter of 2003 were approximately $(319,000) compared to $1.2 million for the fourth quarter of 2002.

Contributing to the pre-tax loss for the fourth quarter of 2003 were severance charges of $293,000, net of a $94,000 restructuring credit, and settlement and legal costs of $355,000 associated with an action against the Company by a competitor relating to the Company's intellectual property. Contributing to pre-tax earnings for the fourth quarter of 2002 was a restructuring credit of $859,000 pertaining to the partial settlement of pension obligations associated with the Company's terminated pension plan.


                                   -- MORE --

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                    600 Kuebler Road o Easton, PA 18040-9295
                      Tel: 610-252-3205 o Fax: 610-252-3102
                         www.paragontechnologiesinc.com


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 PARAGON TECHNOLOGIES                                                    Page 2
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Full Year Results
-----------------
Sales for fiscal 2003 were $37.3 million compared to $38.2 million for fiscal 2002. Net earnings for fiscal 2003 were $3,785,000 or $.89 basic earnings per share, compared to net earnings of $663,000 or $.16 basic earnings per share for fiscal 2002. Excluding the gain on the sale of SI/BAKER, the gain on the sale of the Easton, PA facility, settlement and legal costs, and severance charges, net of restructuring credits, the Company posted net earnings for 2003 of $880,000 or $.21 basic earnings per share. Excluding the restructuring credit from the settlement of pension obligations, severance charges, and short-term rental income, 2002 net loss was $(53,000) or $(.01) basic loss per share. EBITDA for fiscal 2003 was $7.4 million compared to $2.6 million for fiscal 2002.

Contributing to pre-tax earnings for fiscal 2003 was income of $4,901,000 from the sale of the Company's ownership interest in the SI/BAKER joint venture for $5,600,000, income of $1,363,000 from the sale of the Company's Easton, Pennsylvania facility for $2,925,000 and leaseback of 25,000 square feet of office space, and restructuring credits of $264,000 pertaining to the final settlement of remaining pension obligations associated with the Company's terminated pension plan and the reversal of a previously established severance accrual that was no longer required. Partially offsetting the favorable impact of the aforementioned items were severance charges of $387,000, and settlement and legal costs of $1,375,000 associated with an action against the Company by a competitor relating to the Company's intellectual property. Contributing to pre-tax earnings for fiscal 2002 was a restructuring credit of $859,000 pertaining to the partial settlement of pension obligations associated with the Company's terminated pension plan, and other income of $300,000 from the short-term rental of certain real property. Partially offsetting the favorable impact of the aforementioned items were severance charges of $154,000.

During fiscal 2003, the Company received orders totaling approximately $40.9 million, and finished the year ended December 31, 2003 with a backlog of orders of approximately $10.5 million, versus a $6.9 million backlog of orders at the end of the fourth quarter of 2002.

The Company ended the year with a much stronger Balance Sheet. During fiscal 2003, the Company repaid $5.7 million of its bank debt and $3.0 million of its subordinated debt, thereby eliminating the Company's outstanding long-term debt. The current ratio remains strong at 1.52 while working capital approximates $5.0 million.

Len Yurkovic, Paragon's President and Chief Executive Officer, commented, "The results for fiscal 2003 are very gratifying. We are pleased with our strong, debt-free balance sheet. The swift conclusion of the Company's intellectual property litigation removes the uncertainty of

 PARAGON TECHNOLOGIES                                                    Page 3
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litigation outcome and its possible adverse effects on future performance, and it also eliminates the time, inconvenience, and distraction of protracted litigation. We are also pleased with the increase in the level of orders at $40.9 million received during fiscal 2003 as compared to $31.8 million of orders received during fiscal 2002. We continue to target active sectors of the marketplace. Our quoting activity remains strong and maintaining an aggressive selling focus is a prime objective. Aggressive internal development and close monitoring of technology changes in our industry are in place as is the exploration of all strategic alternatives available to the Company, with a primary objective of enhancement of shareholder value."

In other news, Gilman Hallenbeck resigned as a Director of the Company. Len Yurkovic expressed the Company's appreciation for his contributions to the Company.

The Company will host a conference call to discuss these results on Wednesday, March 17, 2004 at 11:00 a.m. ET. To participate in the call, please dial 800-894-5910 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.paragontechnologiesinc.com.

About Paragon Technologies
Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. Ermanco's branded conveyor technologies and material handling solutions address the needs of the distribution, assembly, and manufacturing marketplace. SI Systems' branded technologies and material handling solutions address unit assembly handling and order fulfillment applications. One of the top material handling systems suppliers worldwide, Paragon's leading clients include the United States Postal Service, General Motors, IBM, BMG, DaimlerChrysler, Johnson & Johnson, Ford, Peterbilt, Harley-Davidson, Walgreens, and Clark Equipment.

                                      * * *




_________________________
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, and certain operational matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations.

             This press release and prior releases are available at
                        www.paragontechnologiesinc.com.



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 PARAGON TECHNOLOGIES                                                    Page 4
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                           Paragon Technologies, Inc.
                           Consolidated Balance Sheets
                             Selected Financial Data
                                 (In Thousands)

-----------------------------------------------------------------------------------------------------
                                                            December 31, 2003    December 31, 2002
-----------------------------------------------------------------------------------------------------
Cash and cash equivalents...............................         $   5,591               5,385
Restricted cash.........................................                 -                 865
                                                                    ------              ------
  Total cash and cash equivalents and restricted cash...         $   5,591               6,250
                                                                    ------              ------

Trade receivables, net..................................         $   5,277               4,285

Inventories.............................................         $   1,191               1,375

Current assets..........................................         $  14,691              15,444
Current liabilities.....................................             9,646               9,472
                                                                    ------              ------
  Working capital.......................................         $   5,045               5,972
                                                                    ------              ------
Total assets............................................         $  33,774              36,703
Total long-term debt....................................         $       -               7,263
Total stockholders' equity..............................         $  21,969              17,829
-----------------------------------------------------------------------------------------------------

                           Paragon Technologies, Inc.
                      Consolidated Statements of Operations
                             Selected Financial Data
                  (In Thousands, Except Per Share Information)

------------------------------------------------------------------------------------------------------------------------
                                                    Fourth Quarter Ended                          Year Ended
                                                       December 31,                              December 31,
------------------------------------------------------------------------------------------------------------------------
                                                 2003                2002                    2003               2002
                                            ---------------------------------          ---------------------------------
Net sales..............................      $    9,006              8,554                   37,295            38,224
                                                 ======             ======                   ======            ======
Pre-tax earnings (loss) (See Note 1)...      $     (377)               825                    6,209               930
Income tax expense (benefit)...........            (121)               226                    2,424               267
                                                 ------             ------                   ------            ------
Net earnings (loss)....................      $     (256)               599                    3,785               663
                                                 ======             ======                   ======            ======
Basic earnings (loss) per share........      $     (.06)               .14                      .89               .16
                                                 ======             ======                   ======            ======
Diluted earnings (loss) per share......      $     (.06)               .13                      .87               .15
                                                 ======             ======                   ======            ======
------------------------------------------------------------------------------------------------------------------------


                           Paragon Technologies, Inc.
                       Supplemental Financial Information
                 Reconciliation of Net Earnings (Loss) to EBITDA
                                 (In Thousands)
------------------------------------------------------------------------------------------------------------------------
                                                    Fourth Quarter Ended                            Year Ended
                                                        December 31,                               December 31,
------------------------------------------------------------------------------------------------------------------------
                                                  2003               2002                    2003               2002
                                            ---------------------------------          ---------------------------------

Net earnings (loss)....................        $   (256)               599                    3,785               663
Add:   Income tax expense (benefit)....            (121)               226                    2,424               267
                                                 ------             ------                   ------            ------
Earnings (loss) before income taxes....            (377)               825                    6,209               930
Add:   Interest expense................               1                243                      676             1,046
Add:   Depreciation and amortization
         expense.......................              57                173                      472               661
                                                 ------             ------                   ------            ------
EBITDA                                         $   (319)             1,241                    7,357             2,637
                                                 ======             ======                   ======            ======
-------------------------------------------------------------------------------------------------------------------------

 PARAGON TECHNOLOGIES                                                    Page 5
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Note 1:  The following table depicts selected financial data that impacted net earnings (loss) for the periods indicated (dollars in thousands):

------------------------------------------------------------------------------------------------------------------------
                                                   Fourth Quarter Ended                             Year Ended
                                                       December 31,                                December 31,
------------------------------------------------------------------------------------------------------------------------
                                                 2003                2002                    2003               2002
                                            ---------------------------------          ---------------------------------
Pre-tax earnings (loss)................         $  (377)               825                   6,209                930


Selected financial data impacting
pre-tax earnings (loss):

Gain (loss) on the sale of
  SI/BAKER.............................             (18)                 -                   4,901                  -

Gain on the sale of Easton,
  PA facility..........................               -                  -                   1,363                  -

Restructuring credits from settlement
  of pension obligations and reversal
  of previously established
  severance accrual....................              94                859                     264                859

Settlement and legal costs associated
  with an action against the Company
  by a competitor relating to the
  Company's intellectual property......            (355)                 -                  (1,375)                 -

Other income from the short-term
  rental of real property..............               -                  -                       -                300

Severance credits (charges)............            (387)                16                    (387)              (154)
                                                  -----              -----                  ------              -----
  Total of selected financial data
    impacting pre-tax earnings (loss)...           (666)               875                   4,766              1,005
                                                  -----              -----                   -----              -----
Pre-tax earnings (loss) adjusted
  for the impact of the selected
  financial data.......................             289                (50)                  1,443                (75)

Income tax expense (benefit)...........              93                (14)                    563                (22)
                                                  -----              -----                  ------              -----
Net earnings (loss) adjusted...........         $   196                (36)                    880                (53)
                                                  =====              =====                  ======              =====
Basic earnings (loss) per share--
  adjusted.............................         $   .05               (.01)                    .21               (.01)
                                                  =====              =====                  ======              =====
Diluted earnings (loss) per share--
  adjusted.............................         $   .04               (.01)                    .20               (.01)
                                                  =====              =====                  ======              =====
------------------------------------------------------------------------------------------------------------------------